UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2016

FS Investment Corporation III

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-01047 (Commission File Number)	90-0994912 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)		19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2016, the board of directors (the “Board”) of FS Investment Corporation III (the “Company”) appointed Mr. James W. Brown as a new independent member of the Board, effective as of March 1, 2016. Mr. Brown was appointed to serve for a term expiring at the Company’s 2016 annual meeting of stockholders.

Upon the effective date of the appointment of Mr. Brown, the size of the Board will be increased to ten directors, seven of whom will be independent directors. Mr. Brown has not been elected to serve as a member of the Board pursuant to any agreement or understanding with the Company or any other person.

Mr. Brown will receive director fees in accordance with the Company’s director compensation arrangements, including an annual board retainer of $100,000.

Set forth below is biographical information pertaining to Mr. Brown:

James W. Brown served as the Chief of Staff to United States Senator Robert P. Casey, Jr. from January 2007 to February 2016. Before joining Senator Casey’s staff, Mr. Brown was a founding partner of SCP Private Equity Partners from 1996 to 2006 and a managing director of CIP Capital, a private equity firm, from 1994 to 2006. Mr. Brown also served as a partner at the law firm Dilworth Paxson LLP from 1985 to 1987. He has served as a director of a number of companies, both public and privately held, and was chairman of the board of directors of TMG Health, Inc. from 1998 to 2006 and chairman of the board of directors of AirNet Communications Corporation from 1999 to 2005. He was a trustee of the Pennsylvania State Employees’ Retirement System from 1993 to 1997, a trustee/designee of the Pennsylvania Public School Employees’ Retirement System from 1991 to 1994, a chairman of the Finance Committee of the Pennsylvania Housing Finance Agency from 1992 to 1994, and the Chief of Staff to Pennsylvania Governor Robert P. Casey from 1989 to 1994.

Throughout his career, Mr. Brown has also had a strong interest in education especially for disadvantaged children. He was a trustee of the Gesu School (a grade school in North Philadelphia) from 1995 to 2006, a founding trustee of the Young Scholars Charter School from 2000 to 2006, also in North Philadelphia, chairman of the board of directors of the Pennsylvania State System of Higher Education Foundation from 2005 to 2006 and a trustee of Immaculata University from 2004 to 2006. He taught as an adjunct professor in Villanova University’s undergraduate Honors Program from 1991 to 2005 and was appointed to become a member of the board of managers of the Milton Hershey School and the board of directors of the Hershey Trust Company in February 2016.

Mr. Brown received a B.A. from Villanova University and his J.D. from the University of Virginia School of Law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation III

Date: March 1, 2016	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President